Exhibit 10.26
AMENDMENT 3
This Amendment 3 becomes part of the PRODUCT LICENSE AND DISTRIBUTION (the “Agreement”), dated December 10, 2001, between NSI and Dell Computer Corporation (“Dell”).
Whereas, NSI and Dell wish to modify certain provisions regarding NSI Products, the Agreement shall be modified as follows:
The following should be added to Exhibit A — Licensed Software::
Licensed Software:
▪	Double-Take® Workgroup NAS Edition for Windows: Real time transaction based backup software for 1 processor NAS devices.

Network Specialists Inc.	Dell Computer Corporation

Date: 11/3/03	Date: 12/2/03

Signature:	/s/ Scott Meyers	Signature:	/s/ Zita Cassizzi

Print Name: Scott Meyers	Print Name: Zita Cassizzi

Title: COO	Title: Director S&P Marketing

Fax Number: (201) 656 2727	Fax Number: _____________________

Confidential	Page 1	08/17/2006